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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated August 14, 2017 (except for the effects of the par value change described in Note 1, as to which the date is September 26, 2017 and except for the effects of the stock split dividend described in Note 1, as to which the date is October 13, 2017), with respect to the consolidated financial statements of CBTX, Inc. (formerly known as CBFH, Inc.) contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Dallas, Texas
October 13, 2017

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM